UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2013

Comcast Corporation

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-32871	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA	19103-2838
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) At our annual meeting of shareholders held on May 15, 2013, our shareholders approved, or did not approve, the following proposals.

(b) The following proposals are described in detail in Comcast Corporation’s definitive proxy statement dated April 5, 2013. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

(1)	All of the director nominees named in the Proxy Statement were elected to serve as directors for one-year terms.

Director	For	Withheld	Broker Non-Votes
Kenneth J. Bacon	338,616,175	19,205,599	18,175,644
Sheldon M. Bonovitz	355,289,042	2,532,732	18,175,644
Joseph J. Collins	351,946,724	5,875,050	18,175,644
J. Michael Cook	356,766,372	1,055,402	18,175,644
Gerald L. Hassell	352,676,482	5,145,292	18,175,644
Jeffrey A. Honickman	356,956,383	865,391	18,175,644
Eduardo G. Mestre	356,977,459	844,315	18,175,644
Brian L. Roberts	354,359,786	3,461,988	18,175,644
Ralph J. Roberts	356,242,828	1,578,946	18,175,644
Johnathan A. Rodgers	356,790,126	1,031,648	18,175,644
Dr. Judith Rodin	336,993,865	20,827,909	18,175,644

(2)	The appointment of Deloitte & Touche LLP as our independent auditors for the 2013 fiscal year was ratified.

For	Against	Abstain	Broker Non-Votes
373,023,338	2,439,485	534,595	N/A

(3)	The shareholder proposal to prohibit accelerated vesting upon a change in control was not approved.

For	Against	Abstain	Broker Non-Votes
93,635,863	263,300,421	885,490	18,175,644

(4)	The shareholder proposal to adopt a recapitalization plan was not approved.

For	Against	Abstain	Broker Non-Votes
148,232,108	208,664,878	924,788	18,175,644

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date: May 16, 2013	By:	/s/ Arthur R. Block
Arthur R. Block
Senior Vice President, General Counsel and Secretary